UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 7, 2005

RAINMAKER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)

1800 Green Hills Road Scotts Valley, CA	95066
(Address of principal executive offices)	(Zip Code)

(831) 430-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On September 7, 2005, the NASDAQ Stock Market (“NASDAQ”) notified Rainmaker Systems, Inc. (the “Company”) that as of September 6, 2005 the Company had met all initial inclusion criteria for the NASDAQ SmallCap Market set forth in Marketplace Rule 4310(c) (except for the bid price). Therefore, in accordance with Marketplace Rule 4310(c)(8)(D), NASDAQ provided the Company with an additional 180 calendar day period, or until March 6, 2006, to regain compliance with NASDAQ’s minimum bid price requirement. If, at anytime before March 6, 2006, the bid price of the Company’s common stock closes at $1.00 or more per share for a minimum of 10 consecutive business days, subject to NASDAQ’s discretion, NASDAQ will provide written notification that the Company is in compliance with the minimum bid price requirement. In response to NASDAQ’s notification, the Company intends to carefully monitor its stock price and consider options to regain compliance.

If the Company cannot demonstrate compliance with the minimum bid price requirement by March 6, 2006, NASDAQ will provide written notification that the Company’s common shares will be delisted. At that time, the Company may appeal to NASDAQ’s Listing Qualifications Panel.

Item 9.01 – Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Press Release dated September 7, 2005 issued by Rainmaker Systems, Inc. announcing the NASDAQ extension of 180 days based on Rainmaker meeting all initial inclusion criteria for the NASDAQ SmallCap Market per Marketplace Rule 4310(c), except for minimum bid price.

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SIGNATURES*

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

September 8, 2005	/s/ Steve Valenzuela
Date	(Signature)

	By:	Steve Valenzuela
	Title:	Chief Financial Officer

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